Exhibit 15





Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:  The Southland Corporation Form 10-Q

We are aware that our report dated October 24, 1997 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of September 30, 1997, the related condensed consolidated statements of earnings for the three-month and nine-month periods ended September 30, 1997 and 1996, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 1997 and 1996, included in this Form 10-Q, is incorporated by reference in the following registration statements.

                                                            REGISTRATION NO.
                                                            ----------------
     On Form S-8 for:

          Post-Effective Amendment No. 3 to The Southland
          Corporation Equity Participation Plan                  33-23312

          Post-Effective Amendment No. 1 to The Southland
          Corporation Grant Stock Plan                           33-25327

          The Southland Corporation 1995 Stock Incentive Plan    33-63617

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.
Dallas, Texas
October 31, 1997



                                    Tab 2